UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 25, 2024

Date of Report (Date of earliest event reported)

5&2 Studios, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56519	82-3246222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 S 2600 W, Suite 5 Hurricane, Utah	84737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 435-767-1338

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Series B Common Stock

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information provided under Item 8.01 is hereby incorporated herein by this reference.

Item 8.01	Other Events

As described in the Form 8-K filed on April 10, 2023 by 5&2 Studios, Inc. (the “Company”) and in the Form 8-K filed on October 19, 2023 by the Company, the Company had previously delivered to Angel Studios, Inc. (“Angel Studios”) notices of termination of the Content License Agreement, dated October 18, 2022 (the “License Agreement”), between Angel Studios and the Company.  The termination of the License Agreement was the subject of a private binding arbitration initiated by the Company to resolve the dispute.

As described in the Form 8-K filed on May 31, 2024 by the Company, on May 28, 2024, the arbitrator of the dispute issued an interim arbitration award in favor of the Company which, among other things, found multiple material breaches had been committed by Angel Studios and upheld the Company’s termination of the License Agreement.

On September 25, 2024, the arbitrator of the dispute issued the final arbitration award in favor of the Company, which includes an award of $5,097,206.03 in attorneys’ fees and recoverable costs payable by Angel Studios to the Company.  Pursuant to the terms of the License Agreement, Angel Studios has 30 days from the date of issuance of the final arbitration award to file a notice of appeal of the award.  Should Angel Studios fail to do so, the final arbitration award may be enforced by any court having jurisdiction thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2024	5&2 STUDIOS, INC.

	By:	/s/ JD Larsen
	Name:	JD Larsen
	Title:	Chief Financial Officer